ATTN:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-WMC2 supplemental interest trust

Pei Yan Huang Fax: 212-623-5858

C.J. De Santis

Fax: 203-629-8907

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Swap Confirmation

YOUR REF:

OUR REF:

6900024888757 / 00020018540

DATE SENT:

27 June 2006

NO OF PAGES:

7 (Including Cover)

URGENT: PLEASE SIGN AND FAX THIS CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-WMC2 supplemental interest trust
(the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 28, 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-WMC2 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

6900024888757 / 00020018540

Notional Amount:

Per attached schedule in Exhibit A

Trade Date:

06 June 2006

Effective Date:

28 June 2006

Termination Date:

25 July 2010 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 July 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Payer Payment Dates:

The Fixed Rate Payer Period End Date.

Fixed Rate:

5.40 percent

Fixed Rate Day Count Fraction:

30/360

Business Days:

New York, London

Floating Amounts:

Floating Rate Payer:

JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 July 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:

5.34063 percent

Floating Rate Payer Payment Dates:

Two (2) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 Month

Spread:

None

Floating Rate Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period.

Compounding:

Inapplicable

Business Days:

New York, London

Calculation Agent:

JPMorgan, unless otherwise stated in the Agreement.

B.  ACCOUNT DETAILS

Payments to JPMorgan in USD:

JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA

BIC: CHASUS33XXX

AC No: 099997979

Payments to Counterparty in USD:

JPMorgan Chase Bank, NA

ABA 021000021

Account No. 507947541

FFC: 10500449.3

Ref. JPMAC 2006-WMC2

C.  OFFICES

JPMorgan:

NEW YORK

Counterparty:

NEW YORK

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c)

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer and as securities administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall JPMorgan Chase Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of JPMorgan Chase Bank, N.A.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s):

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name:  Carmine Pilla

Title:  Vice President

Accepted and confirmed as of the date first

written:

JPMorgan Chase Bank, National Association, not

in its individual capacity but solely as securities

administrator on behalf of the J.P. Morgan

Mortgage Acquisition Corp. 2006-WMC2

supplemental trust

/s/ Pei Huang

Name:  Pei Huang

Title:  Assistant Vice President

Your reference number: ____________

Exhibit A

Period Start	Period End	Swap Balance
6/28/2006	7/25/2006	1,221,447,266.45
7/25/2006	8/25/2006	1,207,860,074.51
8/25/2006	9/25/2006	1,190,285,529.07
9/25/2006	10/25/2006	1,168,216,677.69
10/25/2006	11/25/2006	1,141,995,838.05
11/25/2006	12/25/2006	1,111,852,854.93
12/25/2006	1/25/2007	1,077,686,619.35
1/25/2007	2/25/2007	1,063,247,551.45
2/25/2007	3/25/2007	1,021,726,346.22
3/25/2007	4/25/2007	977,614,825.18
4/25/2007	5/25/2007	932,544,474.80
5/25/2007	6/25/2007	889,550,958.98
6/25/2007	7/25/2007	848,536,586.62
7/25/2007	8/25/2007	809,408,324.22
8/25/2007	9/25/2007	772,077,571.97
9/25/2007	10/25/2007	736,459,950.59
10/25/2007	11/25/2007	702,475,098.50
11/25/2007	12/25/2007	670,042,423.42
12/25/2007	1/25/2008	639,029,488.16
1/25/2008	2/25/2008	608,857,432.29
2/25/2008	3/25/2008	570,989,056.77
3/25/2008	4/25/2008	405,668,599.00
4/25/2008	5/25/2008	142,465,800.36
5/25/2008	6/25/2008	142,094,875.68
6/25/2008	7/25/2008	141,581,812.15
7/25/2008	8/25/2008	140,992,090.62
8/25/2008	9/25/2008	137,227,233.13
9/25/2008	10/25/2008	132,751,927.34
10/25/2008	11/25/2008	128,271,525.94
11/25/2008	12/25/2008	123,944,030.22
12/25/2008	1/25/2009	119,742,432.18
1/25/2009	2/25/2009	115,705,109.21
2/25/2009	3/25/2009	111,721,019.00
3/25/2009	4/25/2009	106,285,118.31
4/25/2009	5/25/2009	102,021,133.34
5/25/2009	6/25/2009	98,643,660.53
6/25/2009	7/25/2009	95,374,929.75
7/25/2009	8/25/2009	92,211,216.03
8/25/2009	9/25/2009	89,148,934.96
9/25/2009	10/25/2009	86,184,636.64
10/25/2009	11/25/2009	83,315,000.04
11/25/2009	12/25/2009	80,536,827.53
12/25/2009	1/25/2010	77,847,039.75
1/25/2010	2/25/2010	75,242,670.65
2/25/2010	3/25/2010	72,720,862.81
3/25/2010	4/25/2010	70,278,862.99
4/25/2010	5/25/2010	67,914,017.83
5/25/2010	6/25/2010	65,623,769.81
6/25/2010	7/25/2010	63,405,653.56

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 8888033606

Telex:

Cable:

Please quote the JPMorgan deal number(s):